Exhibit 10.9

INTERCREDITOR AND SUBORDINATION AGREEMENT

by and between

BANK OF AMERICA, N.A., a national banking association,
in its capacity as Administrative Agent on behalf of the Senior Construction Lenders and for its own benefit, as Land Loan Lender

and

BEHRINGER HARVARD ST. ROSE REIT, LLC,
a Delaware limited liability company
as Subordinate Lender

Dated as of December 31, 2008

Project:  Alexan St. Rose Apartments, Henderson, Clark County, Nevada

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”) dated as of December 31, 2008, by and between BEHRINGER HARVARD ST. ROSE REIT, LLC, a Delaware limited liability company (“Subordinate Lender”) and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for itself, and the other Senior Construction Lenders now or hereafter made a party to the Senior Construction Loan Agreement described and defined below (in such capacity, together with any successor Administrative Agent appointed pursuant to such Senior Construction Loan Agreement, the “Administrative Agent”), and as Land Loan Lender and a Senior Construction Lender (as such terms are defined below), whose address for the purposes of notice is 700 Louisiana, 5th Floor, P.O. Box 2518, Houston, TX 77252-2518 Attention:  Real Estate Loan Administration; and acknowledged and consented to by SW 132 St. Rose Senior Borrower LLC, a Delaware limited liability company (“Borrower”), and SW 131 St. Rose Mezzanine Borrower LLC, a Delaware limited liability company (“Mezzanine Borrower”).

R E C I T A L S:

A.                                   Pursuant to the terms, provisions and conditions set forth in that certain Construction Loan Agreement, dated of even date herewith (“Senior Construction Loan Agreement”), by and between Borrower, Administrative Agent and the lenders now or hereafter made a party thereto (such lenders are sometimes referred to herein, collectively, as the “Senior Construction Lenders”), Senior Construction Lenders have made or are about to make a loan to Borrower in the original principal amount of $38,600,000.00 (the “Senior Construction Loan”), for the purpose of financing, in part, construction of the Improvements (as defined in the Senior Construction Loan Agreement) on approximately 18.151 acres (such 18.151 acres more or less is referred to herein as the “Multi-Family Tract”) of the 24.423 acre parcel of real property described on Exhibit A attached hereto (the “Site Parcel”);

B.                                     The Senior Construction Loan is evidenced, in part, by one or more Deed of Trust Notes issued by Borrower in accordance with the Senior Construction Loan Agreement (such notes, together with any additional notes in substitution and replacement thereof, issued by Borrower in accordance with the Senior Construction Loan Agreement, as amended, modified, replaced, restated, extended or renewed from time to time, are referred to herein, collectively, as the “Senior Construction Loan Note”);

C.                                     Borrower’s Affiliate, SW 122 St. Rose Senior Borrower LLC, a Delaware limited liability company (“Land Loan Borrower”) also intends to obtain a $2,950,000 land loan (the “Senior Land Loan”) from Bank of America, N.A., as a lender for its sole account (in such capacity, “Land Loan Lender”), for the purpose of financing all of the Site Parcel except the Multi-Family Tract (such portion of the Site Parcel is referred to herein as the “Commercial Tract”);

D.                                    The Senior Land Loan is evidenced, in part, by (i) a Deed of Trust Note issued by Land Loan Borrower to the order of Land Loan Lender in the amount of $2,950,000 (such note, together with any note issued in substitution and replacement thereof by Land Loan Borrower, as amended, modified, replaced, restated, extended or renewed from time to time, are referred to herein, collectively, as the “Senior Land Loan Note”); and (ii) a certain Term Loan Agreement of even date with the Senior Land Loan Note between Land Loan Lender and Land Loan Borrower (as amended, supplemented, modified, restated, renewed or extended from time to time, the “Senior Land Loan Agreement”);

E.                                      The Senior Construction Loan Note and the Senior Land Loan Note and the total indebtedness evidenced thereby are guaranteed by J. Ronald Terwilliger, CFP Residential, L.P., Bruce Hart, and Kenneth J. Valach (collectively, the “Guarantors”), pursuant to one or more Limited Recourse Guaranty Agreements dated of even date herewith, executed by Guarantors to and for the benefit of Administrative Agent, for itself and on behalf of the Senior Construction Lenders, and to Land Loan Lender, respectively (collectively, the “Senior Guaranties”);

F.                                      Borrower and Guarantors also executed and delivered to Administrative Agent, for itself and on behalf of the Senior Construction Lenders, and to Land Loan Lender, respectively, Environmental Indemnity Agreements, each dated of even date herewith (together, the “Senior Environmental Indemnity”);

G.                                     Pursuant to the terms, provisions and conditions set forth in that certain Senior Mezzanine Loan Agreement, dated of even date herewith, between Mezzanine Borrower and Subordinate Lender (the “Senior Mezzanine Loan Agreement”), and that certain Junior Mezzanine Loan Agreement, dated of even date herewith, between Mezzanine Borrower and Subordinate Lender (the “Junior Mezzanine Loan Agreement”; the Senior Mezzanine Loan Agreement and the Junior Mezzanine Loan Agreement are sometimes referred to herein, together, as the “Mezzanine Loan Agreement”), Subordinate Lender made one or more loans to Mezzanine Borrower in the aggregate principal amount of $21,043,197.00 (collectively, the “Mezzanine Loan”), which Mezzanine Loan is evidenced by that certain Senior Mezzanine Promissory Note and Junior Mezzanine Promissory Note, each dated of even date with the Mezzanine Loan Agreement (collectively, the “Mezzanine Note”), made by Mezzanine Borrower in favor of Subordinate Lender in the amount of the Mezzanine Loan;

H.                                    The Commercial Tract and Multi-Family Tract are not currently separate, legal lots and, in order to properly convey fee title of the Commercial Tract to Land Loan Borrower and to separate the legal entitlements that currently inure to the entirety of the Site Parcel, Borrower must complete a legal subdivision of the Site Parcel;

I.                                         Land Loan Borrower has prepared and submitted to the appropriate governmental authorities a proposed subdivision map, which map will, upon approval by all applicable governmental authorities and recordation of the same, establish the Multi-Family Tract and Commercial Tract as separate, legal lots;

J.                                        Because the final subdivision of the Site Parcel has not yet been completed as described in Section 1.2 of the Senior Construction Loan Agreement, on the date hereof, Borrower will execute and deliver the following documents:  (i) to Administrative Agent, that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement dated of even date herewith, executed by Borrower for the benefit of Administrative Agent, on behalf of the Senior Construction Lenders, encumbering the entirety of the Site Parcel, which shall be recorded as a first priority lien and security interest in the Official

Records of Clark County, Nevada (as amended, supplemented, modified, restated, renewed or extended from time to time, collectively, the “Senior Construction Loan Deed of Trust”); (ii) to Land Loan Lender, that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement dated of even date herewith, executed by Borrower for the benefit of Commercial Tract Lender, encumbering the entirety of the Site Parcel, which shall be recorded as a second priority lien and security interest in the Official Records of Clark County, Nevada (the “Senior Land Loan Deed of Trust”) (the Senior Construction Loan Deed of Trust and the Senior Land Loan Deed of Trust are sometimes referred to herein as the “Senior Deed of Trust”); and (iii) to Subordinate Lender, those certain Deeds of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of even date herewith, executed by Borrower for the benefit of Subordinate Lender, encumbering the entirety of the Site Parcel, which shall be recorded as third and fourth priority liens and security interests, respectively, in the Official Records of Clark County, Nevada (collectively, the “Mezzanine Deed of Trust”);

K.                                    Upon completion of the final subdivision of the Site Parcel as described in Section 1.2 of the Senior Construction Loan Agreement, (i) Borrower will convey the Commercial Tract to Land Loan Borrower, subject to the lien of the Senior Land Loan Deed of Trust, (ii) Land Loan Borrower will assume and perform the obligations of Borrower under the Senior Land Loan Deed of Trust (whereupon Borrower will be released from all obligations and liabilities of, under or in respect of the Senior Land Loan or the loan documents executed in connection with the Senior Land Loan), (iii) Administrative Agent will execute a partial release as to the Senior Construction Loan Deed of Trust to release the Commercial Tract from the lien thereof, (iv) Land Loan Lender will execute a partial release as to the Senior Land Loan Deed of Trust to release the Multi-Family Tract from the lien thereof, and (v) Subordinate Lender will execute a partial release as to each Mezzanine Deed of Trust to release the Commercial Tract from the lien thereof.

L.                                      The Senior Construction Loan Documents contain restrictions on Borrower’s ability to incur additional indebtedness.  Senior Construction Lenders are unwilling to make the Senior Construction Loan and Land Loan Lender is unwilling to make the Senior Land Loan, unless Subordinate Lender agrees, subject to the provisions of this Agreement, to subordinate and make inferior:  (i) the right, title, security interest, lien and interest created by the Mezzanine Loan Documents to the right, title, security interest, lien and interest of the Senior Deed of Trust and the other Senior Construction Loan Documents and Senior Land Loan Documents; and (ii) Subordinate Lender’s rights to receive any payments under or on account of the Mezzanine Loan Obligations to Senior Construction Lender’s and Land Loan Lender’s rights to receive payments under or on account of the Senior Construction Loan Obligations and Senior Land Loan Obligations, respectively.

NOW THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, for itself and on behalf of the Senior Construction Lenders, Land Loan Lender, and Subordinate Lender hereby agree as follows:

1.                                       Recitals Incorporated.  The recitals set forth hereinabove are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein below, provided, however, that such recitals shall not be deemed to modify the express provisions hereinafter set forth.

2.                                       Definitions.  The following terms shall have the meanings indicated below:

“Affiliate” means, as to any particular Person, any Person directly or indirectly, through one or more intermediaries, controlling, Controlled by or under common Control with the Person or Persons in question.

“Agreement” means this Agreement, as the same may be amended, modified and in effect from time to time, pursuant to the terms hereof.

“Award” is defined in Section 16.

“Bankruptcy Code” means the Bankruptcy Code of the United States of America, as the same may be amended or modified from time to time.

“Bankruptcy Event” means (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Borrower, Mezzanine Borrower or their partners or members, or (b) any liquidation, dissolution or other winding up of Borrower, Mezzanine Borrower or their partners or members, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of Borrower, Mezzanine Borrower or their partners or members.

“Borrower Affiliate” means Borrower, Mezzanine Borrower, and Guarantors and any of their constituent partners, members or shareholders, however remote, of Borrower, Mezzanine Borrower or any Guarantor, as applicable.

“Business Day” means any day other than Saturday, Sunday or a day that is a legal holiday under the laws of the State of Texas or the State of Nevada or on which banking institutions in the State of Texas or the State of Nevada are required by law or other governmental action to close.

“Buy-Sell Rights” means any option of Subordinate Lender pursuant to the Partnership Agreement to acquire any beneficial ownership interests of the Investment Partnership.

“Commercial Tract” is defined in the Recitals to this Agreement.

“Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.  “Controlled by,” “controlling” and “under common control with” shall have the respective correlative meaning thereto.

“Default” means a “Default” as such term is defined in the Senior Loan Agreement.

“Default Notice” is defined in Section 8(a).

“Enforcement Action” means any (i) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against the Property or Borrower, including, without limitation, the taking of possession or control of the Property, (ii) acceleration of, or demand or action taken in order to collect, all or any indebtedness secured by the Property (other than giving of notices of default and statements of overdue amounts) or (iii) exercise of any right or remedy available to Administrative Agent, on behalf of the Senior Construction Lenders, under the Senior Construction Loan Documents, at law, in equity or otherwise with respect to Borrower and/or the Property; or (iv) prior to the Transfer Date, the exercise of any right or remedy available to Land Loan Lender under the Senior Land Loan Documents, at law, in equity or otherwise with respect to Borrower and/or the Property.

“Guarantors” is defined in the Recitals to this Agreement.

“Improvements” is defined in the Senior Construction Loan Agreement.

“Interest Reserve” is defined in the Mezzanine Loan Agreement.

“Investment Partnership” means SW 130 St. Rose Limited Partnership.

“Land Loan Borrower” and “Land Loan Lender” each is defined in the Recitals to this Agreement.

“Mezzanine Deed of Trust” is defined in the Recitals to this Agreement.

“Mezzanine Loan” or “Mezzanine Loan Obligations” means all indebtedness, obligations and liabilities of Mezzanine Borrower under the Mezzanine Loan Documents, including all principal, interest (including interest accruing subsequent to, and interest that would have accrued but for, the filing of any petition under any bankruptcy, insolvency or similar law or the commencement of any Proceeding), default interest, late charges, prepayment fees, expenses, fees, reimbursements, indemnities and other amounts payable thereunder, in each case whether now or hereafter arising, direct or indirect, primary or secondary, joint, several or joint and several, liquidated or unliquidated, final or contingent and whether incurred as a maker, endorser, guarantor or otherwise.

“Mezzanine Loan Agreement” is defined in the Recitals to this Agreement.

“Mezzanine Loan Documents” means the Mezzanine Note, the Mezzanine Loan Agreement, the Mezzanine Deed of Trust and the other documents listed on Exhibit B hereto, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement.

“Mezzanine Note” is defined in the Recitals to this Agreement

“Multi-Family Tract” is defined in the Recitals to this Agreement.

“Partnership Agreement” means the Limited Partnership Agreement of the Investment Partnership dated on or about the date hereof between Behringer Harvard St. Rose REIT, LLC, as the sole limited partner, and SW 129 St. Rose Limited Partnership, as the sole general partner.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency, or instrumentality thereof.

“Proceeding” means (a) any voluntary or involuntary case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Property” means, collectively, the real property and all other property (whether real, personal or otherwise) encumbered by the Senior Deed of Trust from time to time; provided, however, that from and after the Transfer Date the term “Property” shall not include the Commercial Tract.

“Property Manager” means Riverstone Residential Group, LLC, the initial property manager for the Property or any successor thereto as property manager of the Property, each as approved by Administrative Agent, on behalf of the Senior Construction Lenders.

“Protective Advances” means any and all sums advanced or expended by Senior Lender or by Subordinate Lender (whether deemed optional or obligatory advances, or otherwise) which Senior Lender or Subordinate Lender, as the case may be, deems necessary or appropriate (a) to complete construction of the Improvements, including any hard costs or soft costs incurred in connection therewith, with such changes to the plans and specifications therefor as may be necessary or desirable in the discretion of Administrative Agent to complete such Improvements as expeditiously as possible on such terms and with such labor and materials as may be available at any given time, (b) to pay and discharge any liens against the Property, (c) to market the Property or any portion thereof for sale or to pursue and obtain any development rights or approvals required to make the same marketable for multi-family and commercial uses including, the issuance or execution of standby letters of credit or developer’s agreements pertaining to the Property or surrounding properties, (d) to repair, maintain or otherwise protect the

Property and the Improvements thereon or to prevent waste or destruction or to defend Borrower’s title or the lien priority of Senior Lender, (e) to pay taxes, assessments or insurance premiums in respect of the Property or any improvements thereon or to otherwise protect the security interests of Senior Lender in the Property, the Improvements and any other Senior Loan Senior Loan Collateral, or (f) in connection with the protection or exercise by Senior Lender or Subordinate Lender of its or their rights or remedies under the Senior Construction Loan Documents, Senior Land Loan Documents or the Mezzanine Loan Documents, as the case may be.

“Purchase” is defined in Section 8.

“Purchase Closing Date” is defined in Section 8.

“Qualified Manager” shall mean a property manager of the Property which (i) is a reputable management company having at least five (5) years’ experience in the management of commercial properties with similar uses as the Property and in the jurisdiction in which the Property is located, (ii) has, for at least five (5) years prior to its engagement as property manager, managed at least (5) properties of the same property type as the Property, (iii) at the time of its engagement as property manager has at least 5,000 units under management, and (iv) is not the subject of a bankruptcy or similar insolvency proceeding.  Notwithstanding the foregoing, the initial Person identified herein as the Property Manager is hereby approved as a Qualified Manager.

“Required Lenders” is defined in the Senior Construction Loan Agreement.

“Senior Construction Loan,” “Senior Construction Loan Agreement,” and “Senior Construction Loan Deed of Trust,” each is defined in the Recitals to this Agreement.

“Senior Construction Loan Documents” means the Senior Construction Loan Agreement, the Senior Construction Loan Deed of Trust, the Senior Guaranties and the Senior Environmental Indemnity executed in connection with the Senior Construction Loan, and any security agreement, pledge agreement, UCC financing statements, any interest rate swap, collar or other interest rate protection agreement that Borrower may now or hereafter enter into with Administrative Agent, on behalf of the Senior Construction Lenders, pertaining to the Senior Construction Loan, and any other document listed on Exhibit C attached hereto, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement.

“Senior Construction Loan Lenders” and “Senior Construction Loan Note” each is defined in the Recitals to this Agreement.

“Senior Deed of Trust” is defined in the Recitals to this Agreement.

“Senior Environmental Indemnity” is defined in the Recitals to this Agreement.

“Senior Guaranties” is defined in the Recitals to this Agreement.

“Senior Land Loan,” “Senior Land Loan Agreement,” “Senior Land Loan Deed of Trust,” and “Senior Land Loan Note,” each is defined in the Recitals to this Agreement.

“Senior Land Loan Documents” means the Senior Land Loan Agreement, the Senior Land Loan Deed of Trust, the Senior Guaranties and the Senior Environmental Indemnity executed in connection with the Senior Land Loan, and any security agreement, pledge agreement, UCC financing statements, any interest rate swap, collar or other interest rate protection agreement that Borrower may now or hereafter enter into with Land Loan Lender, pertaining to the Senior Land Loan, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time.

“Senior Lender” means Administrative Agent, on behalf of the Senior Construction Loan Lenders, Senior Construction Loan Lenders, and Land Loan Lender; provided, however, that after the Transfer Date the term “Senior Lender” shall mean and refer only to Administrative Agent, on behalf of the Senior Construction Loan Lenders, and Senior Construction Loan Lenders.

“Senior Loan” means, together, the Senior Construction Loan and the Senior Land Loan; provided, however, that after the Transfer Date, “Senior Loan” shall mean and refer only to the Senior Construction Loan.

“Senior Loan Collateral” means, collectively, the Property, any improvements thereon and any and all other property (whether real, personal or otherwise) and interests in property which now constitutes or hereafter will constitute collateral or other security for payment of the Senior Loan pursuant to the Senior Loan Documents.

“Senior Loan Documents” means the Senior Construction Loan Documents and the Senior Land Loan Documents; provided, however, that after the Transfer Date, “Senior Loan Documents” shall mean and refer only to the Senior Construction Loan Documents.

“Senior Loan Obligations” means all present and future indebtedness, obligations and liabilities of Borrower under the Senior Loan Documents, including (a) all principal (including principal which is borrowed, repaid and reborrowed), interest (including interest accruing subsequent to, and interest that would have accrued but for, the filing of any petition under any bankruptcy, insolvency or similar law or the commencement of any Proceeding), default interest, late charges, prepayment fees, expenses, fees, reimbursement obligations relating to the issuance or execution by Senior Lender of standby letters of credit or developer’s agreements pertaining to the Property or surrounding properties, other reimbursements, interest rate swaps, collars or other interest rate protection agreements that Borrower may enter into with Senior Lender pertaining to the Senior Loan, indemnities and other amounts payable thereunder, in each case whether now or hereafter arising, direct or indirect, primary or secondary, joint, several or joint and several, liquidated or unliquidated, final or contingent, and whether incurred as maker, endorser or otherwise; (b) all indebtedness arising from all present and future optional or obligatory advances (including advances to cover overdrafts that pertain to the Property) under the Senior Note or any other Senior Loan Document, (c) all amounts due and owing to Swap Bank (as defined in the Senior Construction Loan Agreement) in respect of any Swap Transactions (as defined in the Senior Construction Loan Deed of Trust), (c) any and all amendments, modifications, extensions, renewals, refinancing or refundings of any of such indebtedness, obligations or liabilities, and (d) any and all sums advanced or expended by Senior Lender (whether deemed optional or obligatory advances, or otherwise) which Senior Lender deems necessary or appropriate (1) to market the Property or any portion thereof for sale, (2) to repair, maintain or otherwise protect the Property and any improvements thereon or to prevent waste or destruction or to pay or prevent liens or to defend Borrower’s title or Senior Lender’s lien priority, (3) to pay taxes, assessments or insurance premiums in respect of the Property or any improvements thereon or to otherwise protect Senior Lender’s security interest in the Property, any such improvements and any other Senior Loan Collateral, or (4) in connection with Senior Lender’s protection or exercise of its rights or remedies under the Senior Loan Documents.  To the extent any payment on any of the Senior Loan Obligations, whether by or on behalf of Borrower, as proceeds of security or enforcement of any right of setoff or otherwise, is recovered by or required to be paid over to Borrower or a receiver, trustee in bankruptcy, liquidating trustee, agent or other Person in a Proceeding, such Senior Loan Obligation or any part thereof originally intended to be satisfied by such payment shall be deemed to be reinstated and outstanding as if such payment had not occurred.  All outstanding Senior Loan Obligations shall be and remain Senior Loan Obligations for all purposes of this Agreement, regardless of whether they are allowed, not allowed or subordinated in any Proceeding.

“Senior Note” is defined in the Recitals to this Agreement.

“Special Modification Terms” means any amendment or modification of the Senior Loan Documents entered into after the date of this Agreement with respect to the following:  (a) increase the principal amount secured by the Senior Deed of Trust (other than increases in respect of Protective Advances), (b) increase the interest rate (other than an increase to a default rate and imposition of late charges), (c) amend or modify the provisions limiting transfers of interests in Borrower or the Property, (d) shorten the maturity date (except that the foregoing shall not be deemed to restrict or prohibit Senior Lender from accelerating the maturity of the Senior Loan or Senior Loan Obligations during the existence of a Default), or (e) amend the default section under the Senior Loan Documents in a manner that shortens grace or cure periods or adds any provisions to cross-default or cross-collateralize the Senior Loan with any other indebtedness.

“Subordinate Lender’s Outside Date” means a date first occurring after the issuance of a Default Notice that is the date Subordinate Lender’s cure period applicable to such Default Notice, as more particularly set forth in Section 8(b) below, expires unless Subordinate Lender has elected in writing to purchase the Senior Loan pursuant to Section 8(c) below, in which event, “Subordinate Lender’s Outside Date” shall be the Purchase Closing Date.

“Transfer Date” has the meaning assigned to such term in the Senior Construction Loan Agreement.

3.                                       Approval of Loans and Loan Documents.

(a)                                  Subordinate Lender hereby acknowledges that (i) it has received and reviewed and, subject to the terms and conditions of this Agreement, hereby consents to and approves of the making of the Senior Loan and, subject to the terms and provisions of this Agreement, all of the terms and provisions of the Senior Loan Documents, (ii) the execution, delivery and performance of the Senior Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Mezzanine Loan Documents, (iii) Senior Lender is under no obligation or duty to, nor has Senior Lender represented that Senior Lender will, see to the application of the proceeds of the Senior Loan by Borrower or any other Person to whom Senior Lender disburses such proceeds, and (iv) any application or use of the proceeds of the Senior Loan for purposes other than those provided in the Senior Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement or the Senior Loan Documents.  The foregoing consent and acknowledgement by Subordinate Lender is not intended and shall not be construed to (i) impose any duty or obligation on Subordinate Lender with respect to Senior Lender or with respect to the Senior Loan Documents other than as expressly set forth in this Agreement (and no such duty or obligation shall be implied), or (ii) amend or modify the respective obligations of the parties to the Mezzanine Loan Documents other than as expressly set forth herein.

(b)                                 Senior Lender hereby acknowledges that (i) it hereby consents to and approves of the making of the Mezzanine Loan and, subject to the terms and provisions of this Agreement, the terms of the Mezzanine Loan Documents, (ii) the execution and delivery of the Mezzanine Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Senior Loan Documents, (iii) Subordinate Lender is under no obligation or duty to, nor has Subordinate Lender represented that it will, see to the application of the proceeds of the Mezzanine Loan by Mezzanine Borrower or any other Person to whom Subordinate Lender disburses such proceeds and (iv) any application or use of the proceeds of the Mezzanine Loan for purposes other than those provided in the Mezzanine Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement or the Mezzanine Loan Documents.  The foregoing consent and acknowledgement by Senior Lender is not intended and shall not be construed to (i) impose any duty or obligation on Senior Lender with respect to Subordinate Lender or with respect to the Mezzanine Loan Documents other than as expressly set forth in this Agreement (and no such duty or obligation shall be implied), or (ii) amend or modify the respective obligations of the parties to the Senior Loan Documents other than as expressly set forth herein.

4.                                       Representations, Warranties and Covenants.

(a)                                  Subordinate Lender hereby represents, warrants and covenants as follows:

(i)                                     Exhibit B attached hereto and made a part hereof is a true, correct and complete listing of all of the Mezzanine Loan Documents.  To Subordinate Lender’s knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Mezzanine Loan Documents.

(ii)                                  Subordinate Lender is the legal and beneficial owner of the entire Mezzanine Loan free and clear of any lien, security interest, option or other charge or encumbrance.

(iii)                               There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(b)                                 Administrative Agent, for and on behalf of the Senior Construction Loan Lenders and Land Loan Lender each hereby severally represents, warrants and covenants as follows:

(i)                                     Exhibit C attached hereto and made a part hereof is a true, correct and complete listing of the Senior Construction Loan Documents and Senior Land Loan Documents, respectively, as of the date hereof.  To Administrative Agent’s knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Senior Construction Loan Documents.  To Land Loan Lender’s knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Senior Land Loan Documents.

(ii)                                  There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

5.                                       Subordination.  Subject to the terms of this Agreement, Subordinate Lender, for itself and its successors and assigns (including, without limitation, all subsequent holders of the Mezzanine Note and the Mezzanine Deed of Trust) does hereby subordinate (a) the Mezzanine Deed of Trust and the other Mezzanine Loan Documents, (b) except as set forth in Section 6 below, payment of all of the Mezzanine Loan Obligations, and (c) all of its right, title, security interest, lien, and interest in and to the Property, any improvements thereon and any other Senior Loan Collateral and all sales proceeds, other proceeds, rents, issues, and profits therefrom, to (i) the Senior Deed of Trust and all other Senior Loan Documents, (ii) payment of all of the Senior Loan Obligations, (iii) all of the right, title, security interest, lien and interest held by Senior Lender and the successors and assigns of Senior Lender (including, without limitation, all subsequent holders of the Senior Note and the Senior Deed of Trust), in and to the Property, any improvements thereon and any other Senior Loan Collateral and all sales proceeds, proceeds from insurance or condemnation, other proceeds, rents, issues, and profits therefrom, under and pursuant to (1) the Senior Note, (2) the Senior Deed of Trust, and (3) all other Senior Loan Documents, and any and all extensions, renewals, modifications, and replacements thereof, subject to Section 9 hereof.  From and after the date hereof, all of the documents, indebtedness, right, title, security interest, lien, and interest described in clauses (a), (b) and (c) hereinabove shall be subject and subordinate to all of the documents, indebtedness, right, title, security interest, lien, and interest described in clauses (i), (ii) and (iii) hereinabove.

6.                                       Restrictions Regarding Payments.  Subordinate Lender, for itself and its successors and assigns (including, without limitation, all subsequent holders of the Mezzanine Note and the Mezzanine Deed of Trust) does hereby agree that, notwithstanding anything provided in the Mezzanine Loan Documents to the contrary, so long as the Senior Loan Obligations remain outstanding, unless Administrative Agent, on behalf of the Senior Construction Loan Lenders, and prior to the Transfer Date, Land Loan Lender, shall consent in writing:

(a)                                  Payments.  Except as provided in paragraph (b) below, Subordinate Lender shall not accept or receive payments (including, without limitation, whether in cash or other property and whether received directly, indirectly or by set off, counterclaim or otherwise) from Borrower, Guarantors and/or from the Property prior to the date that all obligations of Borrower to Administrative Agent and Senior Lender under the Senior Loan Documents are paid.  If a Proceeding shall have occurred or a Default shall have occurred and be continuing, Administrative Agent and Senior Lender shall be entitled to receive payment and performance in full of all amounts due or to become due to Administrative Agent and Senior Lender before Subordinate Lender is entitled to receive any payment on account of the Mezzanine Loan Obligations.  All payments or distributions upon or with respect to the Mezzanine Loan Obligations which are received by Subordinate Lender contrary to the provisions of this Agreement shall be received and held in trust by the Subordinate Lender for the benefit of Senior Lender and shall be paid over to Administrative Agent, for the benefit of Senior Lender, in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non cash property or securities) for, the payment or performance of the Senior Loan Obligations in accordance with the terms of the Senior Loan Documents.  Nothing contained herein shall prohibit the Subordinate Lender from making Protective Advances (and adding the amount thereof to the principal balance of the Mezzanine Loan Obligations) notwithstanding the existence of a Default under the Senior Loan Obligations at such time.  Notwithstanding anything to the contrary contained herein, Subordinate Lender shall not be permitted to accept any prepayment of the Mezzanine Loan without the prior written consent of the Required Lenders at any time that any of the Senior Loan Obligations remain outstanding and unpaid.

(b)                                 Permitted Payments.  Notwithstanding the foregoing or any provision of this Agreement to the contrary, provided that no Default shall then exist under the Senior Loan Documents and no Proceeding is pending, Subordinate Lender may accept (i) commitment fees and scheduled payments of interest (calculated at the non-default rate) as and when the same is due and payable from the Interest Reserve in accordance with the terms and conditions of the Mezzanine Loan Documents or from Net Cash Flow (as such term is defined in the Mezzanine Note), and (ii) other amounts payable to Subordinate Lender on any settlement statement evidencing the initial advance of Mezzanine Loan to Mezzanine Borrower, and Subordinate Lender shall have no obligation to pay over to Senior Lender any such amounts paid to Subordinate Lender in accordance with the terms of this paragraph.

(c)                                  Payments Held in Trust for Senior Lender.  In the event that any payment is made to Subordinate Lender which is not permitted under this Agreement,

such payments shall be held by Subordinate Lender in trust for the benefit of Senior Lender and shall be paid forthwith over and delivered to Senior Lender for application to the payment of all of the Senior Loan Obligations remaining unpaid.

7.                                       Enforcement of Mezzanine Loan Documents.  So long as any of the Senior Loan Obligations remains outstanding, Subordinate Lender agrees as follows:

(a)                                  Subordinate Lender shall not assert, foreclose, enforce, realize upon or bring a legal action with respect to the Mezzanine Loan Obligations, or any part thereof, the Mezzanine Deed of Trust, any of the other Mezzanine Loan Documents; provided, however, that (i) upon the occurrence of any default under the Mezzanine Loan Documents and so long as no Default exists under the Senior Loan Documents, Subordinate Lender may seek collection from or otherwise pursue Guarantors under the guaranty of the Mezzanine Loan described in Exhibit B attached hereto; and/or (ii) Subordinate Lender may seek collection from or otherwise pursue Guarantors under the applicable provisions of the Partnership Agreement and the joinder page thereto.  Subordinate Lender shall, prior to commencing any action to enforce any rights against the Guarantors, give Administrative Agent written notice of the default which would permit Subordinate Lender to commence such enforcement action, and Subordinate Lender shall promptly provide Administrative Agent with copies of any and all material notices, pleadings, agreements, motions and briefs served upon, delivered to or with any party to any such enforcement action and otherwise keep Administrative Agent reasonably apprised as to the status of any enforcement action.

(b)                                 In addition, the Mezzanine Deed of Trust shall, by its terms, be deemed to have been released and discharged and Subordinate Lender shall have no further rights, claims or interests in the Property or any other property, rights or interests encumbered by the Mezzanine Deed of Trust and Subordinate Lender shall, if requested by Administrative Agent or any title company, immediately deliver to Administrative Agent a written release or reconveyance of lien confirming the release and termination of the Mezzanine Deed of Trust upon the occurrence of any one or more of the following events (each, a “Termination Event”):

(i)                                     the occurrence or commencement of any Proceeding with respect to Borrower, Mezzanine Borrower or the Investment Partnership, or any other owner of any interest, direct or indirect in Borrower, Mezzanine Borrower or the Investment Partnership;

(ii)                                  the conveyance of the Property to Administrative Agent, any Senior Lender, or their designees in connection with a deed in lieu of foreclosure transaction; or

(iii)                               a Default resulting from a Monetary Default which is not cured by Subordinate Lender within the cure period specified in Section 10 of this Agreement and following which the Senior Loan Obligations are accelerated pursuant to the Senior Loan Documents.

To induce Administrative Agent and Senior Lender to consent to the Mezzanine Deed of Trust, Subordinate Lender hereby covenants and agrees that until the Senior Loan Obligations have been paid in full and all preconditions to the release and discharge of the Senior Deed of Trust have been satisfied (i) the Mezzanine Deed of Trust shall not be amended, modified or supplemented without the prior written consent of the Required Lenders, (ii) the Senior Deed of Trust shall govern and control over any contrary provision of the Mezzanine Deed of Trust with respect to casualty and condemnation and the distribution of insurance proceeds and condemnation awards, and (iii) Subordinate Lender hereby appoints Administrative Agent as its attorney-in-fact, coupled with an interest, to execute, deliver and record such releases and discharges as may be necessary to fully release the Mezzanine Deed of Trust from the Property and all other property, rights and interests encumbered by the Mezzanine Deed of Trust, which such power may be exercised only after a Termination Event.

(c)                                  Administrative Agent, on behalf of the Senior Construction Lenders, hereby consents to Subordinate Lender’s right, pursuant to the Mezzanine Loan Documents, under certain circumstances, to cause the termination of the Property Manager.  If both Subordinate Lender and Administrative Agent shall have such rights at any time, and Administrative Agent shall fail to exercise such rights on behalf of the Senior Construction Lenders, Subordinate Lender may exercise such rights, provided such exercise may be superseded by any subsequent exercise of such rights by Administrative Agent pursuant to the Senior Loan Documents.  Upon the occurrence of any event which would entitle Subordinate Lender to cause the termination of the Property Manager pursuant to the Mezzanine Loan Documents, Subordinate Lender shall have the right to select, or cause the selection, of a replacement property manager (including any asset manager) or leasing agent for the Property, which replacement manager, asset manager and/or leasing agent shall (i) be a Qualified Manager and (ii) be subject to the reasonable approval of Administrative Agent (or the Required Lenders if the consent of the Required Lenders is necessary).  Notwithstanding anything in this Section to the contrary, if a Default under the Senior Loan then exists or any other event shall have occurred pursuant to which Administrative Agent, on behalf of the Senior Construction Lenders, has the right to select any replacement manager, asset manager and/or leasing agent pursuant to the Senior Loan Documents, Administrative Agent shall have the sole right to select any replacement manager, asset manager and/or leasing agent, whether or not a new manager or leasing agent was retained by Subordinate Lender.

8.                                       Default under Senior Loan Documents.

(a)                                  Default Notice.  Prior to commencing any Enforcement Action under the Senior Loan Documents, Senior Lender shall provide Subordinate Lender with a copy of any written notice (the “Default Notice”) sent by Senior Lender to Borrower regarding the occurrence of a Default.

(b)                                 Subordinate Lender’s Cure Right.  Subordinate Lender shall have the right, but not the obligation, to cure any Default under any of the Senior Loan Documents within the later of the (i) the expiration of Borrower’s cure period under the Senior Loan

Documents with respect to such Default or (ii) five (5) Business Days after the giving of the Default Notice if such cure can be accomplished by the payment of a liquidated sum of money (herein, a “Monetary Default”).  In addition, if the Default Notice relates to a Default other than a Monetary Default (herein, a “Non-Monetary Default”), Subordinate Lender shall have the right, but not the obligation to cure such Non-Monetary Default provided that if such Non Monetary Default is susceptible of cure but cannot reasonably be cured within thirty (30) days and if curative action was promptly commenced and is being continuously and diligently pursued by Subordinate Lender, Subordinate Lender shall be given an additional period of time as is reasonably necessary for Subordinate Lender in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) Subordinate Lender makes or causes to be made timely payment of Borrower’s regularly scheduled monthly principal and/or interest and/or other payments under the Senior Loan Documents and any other amounts due under the Senior Loan Documents, (ii) such additional period of time does not exceed thirty (30) days, unless such Non-Monetary Default is of a nature that it cannot be cured within such thirty (30) days, in which case, Subordinate Lender shall have such additional time as is reasonably necessary to cure such Non-Monetary Default not to exceed one hundred twenty (120) days from the Default Notice so long as Subordinate Lender is diligently pursuing same, (iii) such Non-Monetary Default is not caused by a Proceeding, and (iv) during such cure period, there is (1) no material impairment to the value, use or operation of the Property, and (2) no violations of any applicable law, regulation or ordinance having jurisdiction over the Property.  Subordinate Lender acknowledges and agrees that Senior Lender’s failure to provide Subordinate Lender with a copy of any Default Notice delivered to Borrower shall not defeat or impair the subordination and other agreements herein made, nor shall it defeat, impair or prevent Senior Lender from exercising any of its rights or remedies as a result of such Default in whole or in part subject to Subordinate Lender’s right to cure upon Senior Lender’s delivery to Subordinate Lender of the applicable Default Notice.  The foregoing cure periods shall automatically terminate upon the occurrence of a Proceeding.  During any cure period granted herein to Subordinate Lender, Senior Lender shall be entitled to begin exercising any rights and remedies it has under the Senior Loan Documents and under applicable law as a result of such Default, and such Default shall not be cured unless and until the particular Default under the Senior Loan Documents has been remedied and Senior Lender has been fully reimbursed for all costs and expenses incurred by Senior Lender in so exercising its rights (including attorneys’ fees and costs and foreclosure costs).

(c)                                  Subordinate Lender’s Right to Purchase Senior Loan.  Upon delivery of a copy of the Default Notice to Subordinate Lender, Subordinate Lender shall have the right, but not the obligation, to purchase the Senior Loan at par for a purchase price equal to the sum of (i) all amounts, if any, due and payable to Swap Bank in connection with the termination of any Swap Transactions and the early termination and acceleration of all Swap Transactions executed by Borrower, (ii) the outstanding principal balance of the Senior Loan, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, breakage fees, exit fees, advances and post petition interest), and (iii) any Protective Advances made by Administrative Agent, on behalf of Senior Lender, and any interest charged by Senior Lender on any advances for monthly payments of principal and/or interest on the Senior Loan

Obligations and/or on any Protective Advances), including all costs and expenses (including legal fees and expenses) actually incurred by Administrative Agent and Senior Lender in enforcing the terms of the Senior Loan Documents (the “Loan Purchase Price”).  If Subordinate Lender elects in writing to purchase the Senior Loan (the “Purchase”), the Purchase shall close (“Purchase Closing Date”) on a date selected by Subordinate Lender that is no later than (30) days after the delivery of a copy of the Default Notice to Subordinate Lender.  Concurrently with payment to Senior Lender of the Loan Purchase Price, Senior Lender shall deliver or cause to be delivered to Subordinate Lender all Senior Loan Documents held by or on behalf of Senior Lender and will execute in favor of Subordinate Lender or its designee assignment documentation, in form and substance reasonably acceptable to Subordinate Lender, Administrative Agent and the Required Lenders, at the sole cost and expense of Subordinate Lender, to assign the Senior Loan and the rights of Senior Lender under the Senior Loan Documents (without recourse, representations or warranties, except for representations as to the outstanding balance of the Senior Loan and as to Senior Lender’s not having assigned or encumbered its rights in the Senior Loan).  Upon consummation of the Purchase, Subordinate Lender shall be subrogated to the rights of Senior Lender under the Senior Loan Documents.

(d)                                 Failure to Elect to Purchase Senior Loan.  If Subordinate Lender has the right to purchase the Senior Loan under Section 8(c), and the Subordinate Lender does not elect to purchase the Senior Loan and close the Purchase by the Purchase Closing Date, then Senior Lender thereafter shall have the right to amend, modify, restructure or extend the Senior Deed of Trust or any other Senior Loan Documents (including without limitation any and all Special Modification Terms) without notice to or the consent of Subordinate Lender.  In such event, the Mezzanine Loan, the Mezzanine Deed of Trust and the other Mezzanine Loan Documents and all indebtedness, obligations, liens and security interests evidenced or secured thereby or from time to time outstanding thereunder shall continue to be junior, subject, and subordinate in all respects to the Senior Loan, the Senior Deed of Trust and the Senior Loan Documents, as so amended, modified, extended, or restructured (including without limitation any and all Special Modification Terms).  Third parties including title insurance companies insuring the priority of the Senior Deed of Trust are hereby authorized to rely on this provision as to the priority of the Senior Loan Documents, as so amended, modified, extended or restructured, without any requirement to confirm such senior position from Subordinate Lender.

(e)                                  No Sale to Borrower Affiliate.  Senior Lender covenants not to sell any of the Senior Loan Obligations to Borrower or any Borrower Affiliate without the prior written consent of Subordinate Lender.  Subordinate Lender covenants not to sell any of the Mezzanine Loan Obligations to Borrower or any Borrower Affiliate without the prior written consent of Administrative Agent and the Required Lenders.

9.                                       Changes in Special Modification Terms.  Except as otherwise provided in Section 8(d), Senior Lender shall not modify any of the Special Modification Terms in the Senior Loan Documents without the prior written approval of Subordinate Lender.  In addition and notwithstanding the foregoing provisions of this Section 9, any amounts funded by Senior

Lender under the Senior Loan Documents as a result of (A) the making of any Protective Advances by Senior Lender, or (B) interest accruals (including default interest and late charges), shall not be deemed to contravene this Section 9.  Administrative Agent shall deliver to Subordinate Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Senior Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by Administrative Agent, on behalf of Senior Lender) within a reasonable time after any of such applicable instruments have been executed by Administrative Agent.

10.                                 Senior Lender’s Freedom of Action.  Subordinate Lender agrees that Senior Lender may at any time and from time to time, without notice to or the consent of Subordinate Lender, and without affecting the subordination and other agreements herein made by Subordinate Lender, do any one or more of the following in Senior Lender’s sole and absolute discretion (subject, however, to the restriction on Special Modification Terms set forth herein):

(a)                                  Extend, renew, modify, amend, increase, diminish or waive any of the terms of any of the Senior Loan Documents, including, without limitation, payment provisions under any of the Senior Loan Documents and provisions relating to the Property or grant any other indulgence to Borrower or any other Person in respect of any or all of the Senior Loan Obligations or any other matter;

(b)                                 Make such Protective Advances as Senior Lender may deem appropriate (it being understood that Senior Lender has not in any way committed to make any such Protective Advances);

(c)                                  At any time after Subordinate Lender’s Outside Date, add or substitute, or take any action or omit to take any action which results in the release of any endorser, guarantor or any collateral or security;

(d)                                 Apply any sums received from Borrower, any guarantor, endorser, or cosigner, or from the disposition of any Senior Loan Collateral or security, to any indebtedness whatsoever owing from such Person or secured by such Senior Loan Collateral or security, in such manner and order as Senior Lender determines in its sole discretion, and regardless of whether such indebtedness is part of the Senior Loan Obligations, is secured, or is due and payable;

(e)                                  Make loans or advances to Borrower secured in whole or in part by the Senior Loan Collateral or refrain from making any such loans or advances;

(f)                                    Accept partial payments of, compromise or settle, refuse to enforce, or release all or any parties to, any or all of the Senior Loan Obligations;

(g)                                 Settle, release (with or without receipt of consideration therefor, and whether by operation of law or otherwise), compound, compromise, collect or liquidate any of the Senior Loan Obligations in any manner permitted by applicable law; provided, however, Senior Lender shall not release any of the Senior Loan Collateral or any guarantor of the Senior Loan Obligations prior to Subordinate Lender’s Outside Date; and

(h)                                 Accept, release (with or without receipt of consideration), waive, surrender, enforce, exchange, modify, impair or extend the time for the performance, discharge or payment of, any and all property of any kind securing any or all of the Senior Loan Obligations or any guaranty of any or all of the Senior Loan Obligations, or on which Senior Lender at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; Senior Lender is not under and shall not hereafter be under any obligation to marshal any assets in favor of Subordinate Lender, or against or in payment of any or all of the Senior Loan Obligations, and may proceed against any of the Senior Loan Collateral in such order and manner as it elects; provided, however, Senior Lender shall not release any of the Senior Loan Collateral or any guarantor of the Senior Loan Obligations prior to Subordinate Lender’s Outside Date.

All such actions, rights and matters set forth in (a) through (h) above shall be senior in all respects to the Mezzanine Loan Obligations and the Mezzanine Loan Documents which shall automatically be subordinate to such actions, rights and matters set forth in (a) through (h) above.  Third parties including title insurance companies insuring the priority of the Senior Loan Documents are hereby authorized to rely upon this provision as to the priority of such matters without requirement to confirm such senior position from Subordinate Lender.

11.                                 Buy-Sell Rights.  Notwithstanding any provision of this Agreement to the contrary, Subordinate Lender shall have the right, without the consent of Senior Lender in each instance, to exercise the Buy-Sell Rights after the Completion Date (as defined in the Senior Loan Documents).

12.                                 No Transfer of Mezzanine Loan; Refinancing.  Subordinate Lender agrees that it shall not sell, assign, pledge, encumber or otherwise transfer any portion of its interest in the Mezzanine Loan Documents without the prior written consent of the Required Lenders, which consent shall be given or withheld in the good faith business judgment of Required Lenders; provided, that Subordinate Lender shall have the right to transfer its interest in the Mezzanine Loan (or any part thereof or interest therein) to an Affiliate upon fifteen (15) days’ prior written notice to Administrative Agent and delivery to Administrative Agent by such affiliate of an assumption agreement whereby it assumes all of Subordinate Lender’s obligations hereunder.  Any such transferee must assume in writing the obligations of Subordinate Lender hereunder and agree to be bound by the terms and provisions of this Agreement.  Such transferee shall also reaffirm, in writing, in all material respects each of the representations and warranties contained herein for the benefit of Administrative Agent and Senior Lender.  Subordinate Lender shall provide Administrative Agent, for the benefit of and distribution to Senior Lender, such financial and other information on the proposed assignee as Administrative Agent or Senior Lender reasonably requests.  In addition, so long as any of the Senior Loan Obligations remains outstanding, any refinance of the Mezzanine Loan Obligations shall be subject to the prior written approval of the Required Lenders as to the terms thereof and the refinance lender, which approval may be granted or withheld by Required Lenders in their sole discretion.

13.                                 Modification of Mezzanine Loan Documents.  Subordinate Lender shall have the right, without the consent of Senior Lender in each instance, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Mezzanine Loan Modification”) of the Mezzanine Loan or the Mezzanine Loan Documents; provided that no such Mezzanine Loan Modification shall (a) increase the interest rate or principal amount of the Mezzanine Loan; (b) increase in any other material respect any monetary obligations of Mezzanine Borrower under the Mezzanine Loan Documents; (c) shorten the scheduled maturity date of the Mezzanine Loan; (d) cross default the Mezzanine Loan with any other indebtedness; or (e) amend the payment provisions of the Mezzanine Note (or the definition of “Net Cash Flow” in the Mezzanine Note) or otherwise modify the amount or timing of the payments on the Mezzanine Note.  Notwithstanding the foregoing provisions, any amounts funded by the Subordinate Lender under the Mezzanine Loan Documents as a result of (i) the making of any Protective Advances or other advances by the Subordinate Lender, or (ii) interest accruals or accretions and any compounding thereof (including default interest), shall not be deemed to contravene this Section 13.  Subordinate Lender shall deliver to Administrative Agent, for distribution to Senior Lender, copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Mezzanine Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by Subordinate Lender) within a reasonable time after any of such applicable instruments have been executed by Subordinate Lender.

14.                                 Dealings with Borrower.

(a)                                  In making disbursements under any of the Senior Loan Documents, Senior Lender has no duty to, nor has Senior Lender represented that it will, see to the application of any proceeds by the Person or Persons to whom Senior Lender disburses such proceeds.  Any application or use of such proceeds for purposes other than those provided for in the Senior Loan Documents does not and shall not defeat the subordination herein made, in whole or in part.

(b)                                 In making disbursements under any of the Senior Loan Documents, Senior Lender may waive any and all conditions to a disbursement contained in the Senior Loan Documents.  No such waiver shall defeat the subordination herein made, in whole or in part.

(c)                                  The rights granted to Senior Lender hereunder are solely for its protection and nothing herein contained shall impose on Senior Lender any duties with respect to Borrower.

15.                                 Assignment of the Senior Loan Obligations.  Senior Lender may assign or transfer any or all of the Senior Loan Obligations and/or any interest therein or herein, subject to this Agreement, and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Loan Obligations shall be and remain senior to the Mezzanine Loan Obligations, and the Mezzanine Loan Obligations shall be and remain subject and subordinate to the Senior Loan Obligations for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Loan Obligations or of any interest therein or herein shall, to the extent of the interest of such assignee or transferee in the Senior Loan Obligations, be entitled to the benefits of this Agreement and subject to the burdens of this Agreement to the same extent as if such assignee or transferee were Senior Lender;

provided, however, that, unless Senior Lender shall otherwise consent in writing, Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, as to those portions of the Senior Loan Obligations which Senior Lender has not assigned or transferred.

16.           Casualty.  In the event of a casualty to the Improvements or a condemnation or taking under a power of eminent domain of all or any portion of the Property, Senior Lender shall have a first and prior interest in and to any payments, awards, proceeds, distributions, or consideration arising from any such event (the “Award”).  However, if the amount of the Award is in excess of all amounts owed to Administrative Agent and Senior Lender under the Senior Loan Documents, then upon payment in full of the Senior Loan Obligations, such excess Award shall be paid to or at the direction of Subordinate Lender, unless other Persons have claims to such awards or proceeds, in which case Administrative Agent shall only be required to provide notice to Subordinate Lender of such excess Award and of any such claims thereto.  In the event of any competing claims for any such excess Award other than claims by Borrower, Administrative Agent shall continue to hold such excess Award until Administrative Agent receives an agreement signed by all Persons making a claim to the excess Award or a final order of a court of competent jurisdiction directing Administrative Agent as to how and to which Persons, the excess Award is to be distributed.  Alternatively, Administrative Agent may tender such excess Award to the registry of any state or federal court sitting in Dallas, Texas, pending resolution of all competing claims thereto, whereupon Administrative Agent shall have no further obligations with respect to such excess Award.  If Administrative Agent shall release any Award or portion thereof to Borrower pursuant to the Senior Loan Documents in order to repair and restore the Property in accordance with the terms and provisions of the Senior Loan Documents, such Award or portion thereof made available to Borrower for the repair or restoration of the Property shall not be subject to attachment by Subordinate Lender

17.           Bankruptcy.

(a)           Upon any distribution of the assets or properties of Borrower or upon any dissolution, winding up, liquidation, bankruptcy or reorganization involving Borrower (whether in bankruptcy, insolvency or receivership proceedings or any other Proceeding, or upon an assignment for the benefit of creditors or otherwise):

(i)            Senior Lender shall first be entitled to receive payment in full of the principal of and interest on the Senior Loan Obligations and all fees and any other payments (including post-petition interest and all costs and expenses) due pursuant to the terms of the Senior Loan Documents, before Subordinate Lender is entitled to receive any payment on account of the Mezzanine Loan Obligations; and

(ii)           any payment or distribution of the assets or properties of Borrower of any kind or character, whether in cash, property, or securities, to which Subordinate Lender would be entitled except for the provisions of this Agreement, shall be paid by the debtor in possession, liquidating trustee or agent or other person making such payment or distribution directly to Senior Lender; and

(iii)          in the event that, notwithstanding the foregoing, any payment or distribution of the assets or properties of Borrower of any kind or character, whether in cash, property, or securities, shall be received by Subordinate Lender on account of principal, interest, fees, or other amounts on or with respect to the Mezzanine Loan Obligations before all of the Senior Loan Obligations are paid in full, such payments or distribution shall be received and held in trust for and shall be paid over to Senior Lender forthwith, for application to the payment of the Senior Loan Obligations until all such Senior Loan Obligations shall have been paid in full in accordance with the terms of the Senior Loan Documents.

(b)           To effectuate the foregoing, Subordinate Lender does hereby irrevocably assign to Senior Lender all of Subordinate Lender’s rights as a secured or unsecured creditor in any Proceeding and authorizes Senior Lender to take, or refrain from taking, any action to assert, enforce, modify, waive, release or extend Subordinate Lender’s lien and/or claim in such Proceeding, including but not limited to (i) filing a proof of claim arising out of the Mezzanine Loan Obligations, (ii) voting or refraining from voting claims arising from the Mezzanine Loan Obligations, either in Administrative Agent’s name, on behalf of Senior Lender, or in the name of Administrative Agent as attorney-in-fact of Subordinate Lender including without limitation, the right to vote to accept or reject a plan, or to make any election under Section 1111(b) of the Bankruptcy Code, and no other parties other than Administrative Agent shall have the right to exercise such voting rights, (iii) accepting or rejecting any payment or distribution made with respect to any claim arising from the Mezzanine Loan Obligations and applying such payment and distribution to payment of Senior Lender’s claim until the Senior Loan Obligations are paid and satisfied in full in accordance with their terms, and (iv) taking any and all actions and executing any and all instruments necessary to effectuate the foregoing and, among other things, to establish Senior Lender’s entitlement to assert Subordinate Lender’s claim in such Proceeding.  Notwithstanding the foregoing provisions, with respect to any plan of reorganization proposed in a Proceeding in respect of which creditors are voting, Administrative Agent may vote on behalf of Subordinate Lender only if the proposed plan would result in Senior Lender being “impaired” (as such term is defined in the Bankruptcy Code).

(c)           Subordinate Lender agrees that Administrative Agent and Senior Lender owe no fiduciary duty to Subordinate Lender in connection with the administration of the Senior Loan Obligations and the Senior Loan Documents and Subordinate Lender agrees not to assert any such claim.  Administrative Agent, on behalf of Senior Lender, agrees that Subordinate Lender owes no fiduciary duty to Administrative Agent and Senior Lender in connection with the administration of the Mezzanine Loan and the Mezzanine Loan Documents and each of Administrative Agent and Senior Lender agree not to assert any such claim.

(d)           No payment or distribution to Administrative Agent or Senior Lender pursuant to the provisions of this Agreement and no Protective Advance by Subordinate Lender shall entitle Subordinate Lender to exercise any right of subrogation in respect thereof prior to the payment in full of the Senior Loan Obligations, and Subordinate Lender agrees that, except with respect to the enforcement of its remedies under the

Mezzanine Loan Documents permitted hereunder, prior to the satisfaction of all Senior Loan Obligations, Subordinate Lender shall not acquire, by subrogation or otherwise, any lien, security interest, estate, right or other interest in any portion of the Property or any other collateral now securing the Senior Loan Obligations or the proceeds therefrom, including without limitation, any lien, security interest, estate, right or other interest in any portion of the Property that is or may be prior to, or of equal priority to, any of the Senior Loan Documents or the liens, rights, estates and interests created thereby.

(e)           The provisions of this Agreement shall be applicable both before and after the commencement, whether voluntary or involuntary, of any Proceeding involving Borrower, Mezzanine Borrower or Investment Partnership.  For as long as the Senior Loan Obligations shall remain outstanding, Subordinate Lender shall not, and shall not solicit any person or entity to, and shall not direct or cause any Borrower Affiliate to:  (i) commence any Proceeding; (ii) institute proceedings to have any Borrower Affiliate adjudicated a bankrupt or insolvent; (iii) consent to, or acquiesce in, the institution of bankruptcy or insolvency proceedings against any Borrower Affiliate; (iv) file a petition or consent to the filing of a petition seeking reorganization, arrangement, adjustment, winding up, dissolution, composition, liquidation or other relief by or on behalf of any Borrower Affiliate; (v) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for any Borrower Affiliate, the Property (or any portion thereof) or any other collateral securing the Senior Loan Obligations (or any portion thereof); (vi) make an assignment for the benefit of any creditor of any Borrower Affiliate; (vii) seek to consolidate the Property or any other assets of any Borrower Affiliate with the assets of any other Borrower Affiliate in any Proceeding; or (viii) take any action in furtherance of any of the foregoing.

18.           Additional Waivers and Agreements.

(a)           Subordinate Lender waives the right to require Senior Lender to proceed against Borrower or any other Person liable on any Senior Loan Obligation, to proceed against or exhaust any security held from Borrower or other Person, or to pursue any other remedy in Senior Lender’s power whatsoever, and Subordinate Lender waives the right to have the property of Borrower first applied to the discharge of any Senior Loan Obligation.  Subject to the terms of this Agreement, Senior Lender may, at its election, exercise any right or remedy Senior Lender may have against Borrower or any security held by Senior Lender, including, without limitation, the right to foreclose upon any such security by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, without affecting or impairing in any way the obligations of Subordinate Lender hereunder, except to the extent the Senior Loan Obligations have been paid, and Subordinate Lender waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy against Borrower or any such security, whether resulting from such election by Senior Lender or otherwise except to the extent expressly set forth in this Agreement.

(b)           Subordinate Lender assumes all responsibility for keeping itself informed as to the condition (financial or otherwise), business, assets and operations of Borrower,

the condition of any Senior Loan Collateral and all other circumstances that might in any way affect Subordinate Lender’s risk under this Agreement (including, without limitation, the risk of nonpayment of the Senior Loan Obligations), and Senior Lender shall have no duty or obligation whatsoever to obtain or disclose to Subordinate Lender any information or documents relative to such condition, business, assets, or operations of Borrower or such risk, whether acquired by Senior Lender in the course of its relationship with Borrower or otherwise.

(c)           Subordinate Lender acknowledges that Senior Lender has made no warranties or representations to it with respect to the due execution, legality, validity, completeness or enforceability of the Senior Loan Documents or the collectability of the Senior Loan Obligations evidenced thereby.

(d)           If any of the Senior Loan Obligations or any lien securing same, should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between Senior Lender and Subordinate Lender, shall be and be deemed to remain in full force and effect.

(e)           So long as Subordinate Lender receives a Default Notice as provided in this Agreement and fails to cure the applicable Default within the time period provide in Section 8(b) above, Subordinate Lender expressly waives the right to receive any additional notice from Senior Lender of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to the Senior Deed of Trust or other instruments, and Subordinate Lender’s failure to receive any such additional notice shall not impair or affect Subordinate Lender’s obligations to Senior Lender or the enforceability of this Agreement or any lien or any liens created hereby, granted to or otherwise held by Senior Lender.

(f)            Subordinate Lender hereby expressly, unconditionally and irrevocably waives all rights (i) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (ii) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to Borrower.  Without limiting the generality of the foregoing, Subordinate Lender hereby expressly, unconditionally and irrevocably waives (A) the right to seek to provide credit (secured or otherwise) to Borrower in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in right and time of payment in all aspects to the Senior Loan Obligations in a manner acceptable to Senior Lender in its sole and absolute discretion; (B) the right to take a position inconsistent with or contrary to that of Senior Lender (including a position by Senior Lender to take no action) if Borrower seeks to use, sell or lease Senior Loan Collateral (or the proceeds or products thereof) under Section 363 of the Bankruptcy Code; (C) the right to receive any Senior Loan Collateral security (including any “super priority” or equal or “priming” or replacement lien) for any Mezzanine Loan Obligation unless Senior Lender has received a senior position acceptable to Senior Lender in its sole and absolute discretion to secure all Senior Loan Obligations (in the same Senior Loan Collateral to the extent Senior Loan Collateral is involved); and (D) the right to seek adequate protection in respect of Senior Loan Collateral (or the proceeds or products thereof) under Section 363 or 361 of the Bankruptcy Code.

(g)           Notwithstanding anything contained in the Mezzanine Loan Documents to the contrary, Subordinate Lender shall not have any approval rights with respect to the Senior Loan Obligations relating to the construction of the Improvements on the Property, revisions to the plans and specifications for the Improvements, changes in the construction budget, change orders, amendments to construction contracts and subcontracts and approval of completion of the Improvements and revisions to the construction schedule, disbursement conditions and completion date if such items have been approved by Administrative Agent or the Required Lenders; provided, however, the foregoing shall not affect any covenants or provisions of the Mezzanine Loan Documents relating to same as between Mezzanine Borrower and Subordinate Lender.

(h)           Subordinate Lender agrees that it shall not prohibit Borrower from performing any act that Borrower is permitted to perform under the Senior Loan Documents, subject to any restrictions contained in this Agreement.

(i)            This Agreement shall bind all successors and permitted assigns of Subordinate Lender, Administrative Agent and Senior Lender and shall inure to the benefit of all successors and permitted assigns of Administrative Agent, Senior Lender and Subordinate Lender.  The rights of Administrative Agent and Senior Lender hereunder may be exercised only by Administrative Agent and any successor to Administrative Agent appointed pursuant to the Senior Construction Loan Agreement, on behalf of Senior Lender; provided, however, that Subordinate Lender shall have no obligation to deal with or accept performance from any party other than Administrative Agent unless and until Subordinate Lender receives notice of the resignation or replacement of the Administrative Agent named herein.  Administrative Agent may, but shall not be required to, at any time request instructions from the Required Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Senior Construction Loan Documents, Administrative Agent is permitted or required to take or to grant without instructions from the Required Lenders, and if such instructions are requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever for refraining from taking any action or withholding any approval under this Agreement until it shall have received such instructions from the Required Lenders.

(j)            Nothing provided herein is intended to create a joint venture, partnership, tenancy in common or joint tenancy relationship between or among any of the parties hereto.

(k)           Nothing herein contained shall operate to release (i) Borrower from its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Senior Loan Documents, or any liability of Borrower under the Senior Loan Documents, or (ii) Mezzanine Borrower from its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Mezzanine Loan Documents or any liability of Mezzanine Borrower under the Mezzanine Loan Documents.  This Agreement is a continuing agreement and shall remain in full force and effect until the earliest of (i) payment in full of the Senior Loan Obligations, or (ii) transfer of the Property by foreclosure of the Senior Deed of Trust or the exercise of the power of sale contained therein or by deed in lieu of foreclosure; provided, however, that any rights or remedies of either party hereto arising out of any breach of any provision hereof occurring prior to such date of termination shall survive such termination.

(l)            In the event that any provision of this Agreement or the application hereof to any party hereto shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provisions to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

(m)          Time is of the essence of this Agreement.

(n)           Each of Administrative Agent and Senior Lender and Subordinate Lender are sophisticated lenders and/or investors in real estate and their respective decision to enter into the Senior Loan Obligations and the Mezzanine Loan Obligations, respectively, is based upon their own independent expert evaluation of the terms, covenants, conditions and provisions of, respectively, the Senior Loan Documents and the Mezzanine Loan Documents and such other matters, materials and market conditions and criteria which each of Administrative Agent, Senior Lender, and Subordinate Lender deem relevant.  Each of Administrative Agent and Subordinate Lender has not relied in entering into this Agreement, and respectively, the Senior Loan Obligations, the Senior Loan Documents, the Mezzanine Loan or the Mezzanine Loan Documents, upon any oral or written information, representation, warranty or covenant from the other, or any of the other’s representatives, employees, Affiliates or agents other than the representations and warranties of the other contained herein.  Each of Administrative Agent and Subordinate Lender further acknowledges that no employee, agent or representative of the other has been authorized to make, and that each of Administrative Agent and Subordinate Lender have not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement.  Without limiting the foregoing, each of Administrative Agent and Subordinate Lender acknowledges that the other has made no representations or warranties as to the Senior Loan Obligations or the Mezzanine Loan or the Property (including, without limitation, the cash flow of the Property, the value, marketability, condition or future performance thereof, the existence, status, adequacy or sufficiency of the leases, the tenancies or occupancies of the Property, or the sufficiency of the cash flow of the Property, to pay all amounts which may become due from time to time pursuant to the Senior Loan Documents or the Mezzanine Loan Documents).

19.                                 Continuing Benefits.  No right of Senior Lender or any present or future holder of the Senior Loan Obligations to enforce the subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or any other party, whether borrower, guarantor or otherwise, or by any noncompliance by Borrower or any borrower, guarantor or otherwise with the terms of the Senior Note or any other of the Senior Loan Documents regardless of any knowledge thereof which such holder may have or be otherwise charged with.

20.                                 No Waiver; Modification.  Except as otherwise expressly provided in this Agreement, neither this Agreement nor the transactions herein contemplated shall operate to waive the enforcement after the date hereof of any due on sale, due on encumbrance or accelerating transfer provision contained in the Senior Loan Documents or the Mezzanine Loan Documents.  No delay on the part of Senior Lender or Subordinate Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Senior Lender or Subordinate Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon Senior Lender or Subordinate Lender except as expressly set forth in a writing duly signed and delivered by or on behalf of Senior Lender or Subordinate Lender.  This Agreement may be executed in any number of counterparts.

21.                                 Reinstatement of Agreement.  The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Loan Obligations or the Mezzanine Loan Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be returned by Senior Lender or Subordinate Lender, as the case may be, under any bankruptcy law, state or federal law, common law or equitable cause, all as though such payment had not been made.

22.                                 Borrower’s Waiver.  Each of Borrower and Mezzanine Borrower hereby waives (a) notice of acceptance of this Agreement by Senior Lender and Subordinate Lender, (b) notice of the existence or creation or nonpayment of all or any of the Senior Loan Obligations and the Mezzanine Loan Obligations, and (c) all diligence in the collection or protection of or realization upon the Senior Loan Obligations or the collateral therefor or the Mezzanine Loan Obligations.

23.                                 Book Entry.  Subordinate Lender will make appropriate entries in the books and records of Subordinate Lender to indicate that the Mezzanine Loan Obligations are subject to the Senior Loan Obligations.

24.                                 Notices.  Any notice which a party is required or may desire to give the other shall be in writing and may be sent by facsimile, personal delivery or by mail (either (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given at least fifteen (15) days in advance):

If to Subordinate Lender:	Behringer Harvard St. Rose REIT, LLC 15601 Dallas Parkway, Suite 600 Dallas, TX 75001 Attention: Chief Legal Officer Telecopy: (214) 655-1610

With a copy to:	Behringer Harvard St. Rose REIT, LLC 15601 Dallas Parkway, Suite 600 Dallas, TX 75001 Attention: Mark Alfieri Telecopy: (214) 655-1610

With a copy to:	Wick Phillips, LLP 2100 Ross Avenue, Suite 950 Dallas, TX 75201 Attention: Walter D. Miller Telecopy: (214) 692-6255

If to Senior Lender:	Bank of America, N.A. TX4-213-05-06 700 Louisiana, 5th Floor P.O. Box 2518 Houston, TX 77252-2518 Attention: Real Estate Loan Administration Telecopy: (713) 247-6124

With a copy to:	Greenberg Traurig, LLP 2200 Ross Avenue, Suite 5200 Dallas, TX 75201 Attention: Tina M. Ross Telecopy: (972) 665-3601

If to Borrower or Mezzanine Borrower:	2001 Bryan Street, Suite 3250 Dallas, Texas 75201 Attention: Tim Hogan Facsimile: (214) 922-8553

With a copy to:	Jones Day 325 John H. McConnell Blvd. Suite 600 Columbus, Ohio 43215-2673 Attention: Michael Ording Telecopy: (614) 461-4198

25.                                 Priority.  The priorities herein specified are applicable irrespective of the time of creation of Senior Lender Obligations or the Subordinate Lender Obligations.

26.                                 Further Assurances.  So long as the Senior Loan Obligations and the Mezzanine Loan Obligations remain outstanding, either party shall execute, acknowledge, and deliver upon the demand of the other party, at any time or times, any and all further documents or instruments in recordable form for the purpose of further confirming the subordination and the agreements herein set forth.

27.                                 Estoppel Certificate.  Each of Senior Lender and Subordinate Lender hereby agrees that within ten (10) days after written demand of the other party, it shall execute, acknowledge and deliver a certification setting forth the total amount of indebtedness owed to it under the Senior Loan Documents or the Mezzanine Loan Documents, as the case may be, and such other certifications as may be reasonably requested by the other party.  Notwithstanding the foregoing, neither Senior Lender or Subordinate Lender shall be obligated to give such certification more frequently than once every other calendar month.

28.                                 Governing Law.  This Agreement shall be governed by the laws of the State of Texas (without reference to its conflict of laws principles).

29.                                 Forum.  Senior Lender and Subordinate Lender each hereby irrevocably submits generally and unconditionally to any state or federal court sitting in Dallas County, Texas, over any suit, action or proceeding arising out of or relating to this Agreement or the Senior Loan or the Mezzanine Loan.  Senior Lender and Subordinate Lender each hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.

30.                                 Waiver of Jury Trial.  SENIOR LENDER AND SUBORDINATE LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY CLAIM, COUNTERCLAIM, ACTION OR CAUSE OF ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY SENIOR LENDER AND SUBORDINATE LENDER AND SENIOR LENDER AND SUBORDINATE LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.  SENIOR LENDER AND SUBORDINATE LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 30 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  SENIOR LENDER AND SUBORDINATE LENDER EACH FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

SUBORDINATE LENDER:

BEHRINGER HARVARD ST. ROSE REIT, LLC, a Delaware limited liability company

By:	Behringer Harvard St. Rose Venture, LLC, a Delaware limited liability company, its manager

	By:	Behringer Harvard St Rose, LLC, a Delaware limited liability company, its manager

		By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III Executive Vice President-Corporate Development & Legal and Secretary

Signature Page

SENIOR LENDER:

BANK OF AMERICA, N.A., a national banking association, in its capacity as Administrative Agent on behalf of the Senior Construction Lenders and for its own benefit, as Land Loan Lender

By:	/s/ Johanna Christiansen
	Name:	Johanna Christiansen
	Title:	Senior Vice President

Signature Page

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby executes and delivers this Acknowledgment and Consent to and regarding the terms, conditions and covenants set forth in the Intercreditor and Subordination Agreement attached hereto (the “Intercreditor Agreement”).  The undersigned states that it has received a copy of the foregoing Intercreditor Agreement and agrees that it will recognize all rights granted therein to the respective lenders that are party thereto, and that it will not undertake any act or perform any obligation which is not in accordance with the provisions of the Intercreditor Agreement.

The undersigned further acknowledges and agrees that it is not an intended beneficiary under the Intercreditor Agreement.

EXECUTED as of December 31, 2008.

BORROWER:

SW 132 ST. ROSE SENIOR BORROWER, LLC, a Delaware limited liability company

By:	SW 131 St. Rose Mezzanine Borrower, LLC, a Delaware limited liability company, its sole member

	By:	SW 130 St. Rose Limited Partnership, a Delaware limited partnership, its sole member

		By:	SW 129 St. Rose Limited Partnership, a Delaware limited partnership, its general partner

			By:	SW 104 Development GP LLC, a Delaware limited liability company, its general partner

				By:	/s/ Timothy J. Hogan
					Name:	Timothy J. Hogan
					Title:	Vice President

Acknowledgement and Consent

MEZZANINE BORROWER:

SW 131 ST. ROSE MEZZANINE BORROWER, LLC, a Delaware limited liability company, its sole member

By:	SW 130 St. Rose Limited Partnership, a Delaware limited partnership, its sole member

	By:	SW 129 St. Rose Limited Partnership, a Delaware limited partnership, its general partner

		By:	SW 104 Development GP LLC, a Delaware limited liability company, its general partner

			By:	/s/ Timothy J. Hogan
				Name:	Timothy J. Hogan
				Title:	Vice President

Acknowledgement and Consent

EXHIBIT A

PROPERTY DESCRIPTION

PARCEL I:

THE NORTH HALF (N ½) OF THE NORTHWEST QUARTER (NW ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 35, TOWNSHIP 22 SOUTH, RANGE 61 EAST, M.D.B.&M., CLARK COUNTY, NEVADA.

PARCEL II:

THE SOUTH HALF (S ½) OF THE NORTHEAST QUARTER (NE ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 35, TOWNSHIP 22 SOUTH, RANGE 61 EAST, M.D.B.&M.

EXCEPTING THEREFROM THAT PORTION LYING WITHIN ST. ROSE PARKWAY.

PARCEL III:

THAT PORTION OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 35, TOWNSHIP 22 SOUTH, RANGE 61 EAST, M.D.M., CITY OF HENDERSON, CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THE SOUTH HALF (S ½) OF THE NORTHWEST QUARTER (NW ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 35.

TOGETHER WITH:

THOSE PORTIONS OF THE NORTH HALF (N ½) OF THE SOUTH HALF (S ½) OF THE SOUTHWEST QUARTER (SW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 35 LYING NORTHWESTERLY OF THE NORTHWESTERLY RIGHT-OF-WAY OF ST. ROSE PARKWAY.

PARCEL IV:

BEING A PORTION OF THE SOUTH HALF (S ½) OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHWEST QUARTER (NW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 35, TOWNSHIP 22 SOUTH, RANGE 61 EAST, M.D.B & M., CLARK COUNTY, NEVADA.

TOGETHER WITH THAT PORTION OF THE NORTH HALF (N ½) OF THE NORTHEAST QUARTER (NE ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF THE NORTHWEST QUARTER (NW ¼), ALSO TOGETHER WITH THAT PORTION OF THE NORTH HALF (N ½) OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 35, LYING NORTHWESTERLY OF ST. ROSE PARKWAY, FURTHER DESCRIBED AS FOLLOWS:

A-1

BEGINNING AT THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER (NW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 35, SAID CORNER BEING MARKED BY AN ALUMINUM CAP MARKED “PLS 5269, 1994, NW 1/16”;

THENCE SOUTH 41°41’09” EAST, 174.75 FEET TO THE NORTHWESTERLY LINE OF ST. ROSE PARKWAY AS GRANTED IN BOOK 250 AS DOCUMENT NO. 202981, OFFICIAL RECORDS OF CLARK COUNTY, NEVADA;

THENCE ALONG SAID NORTHWESTERLY LINE, SOUTH 46°18’51” WEST, 297.97 FEET TO A POINT OF INTERSECTION OF SAID NORTHWESTERLY LINE WITH THE SOUTH LINE OF THE NORTH HALF (N ½) OF THE NORTHEAST QUARTER (NE ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 35;

THENCE ALONG THE LINES OF SAID NORTH HALF (N ½) THE FOLLOWING THREE (3) COURSES:

1.                                       NORTH 89°22’43” WEST, 553.55 FEET;

2.                                       NORTH 00°33’34” WEST, 330.00 FEET;

3.                                       SOUTH 89°22’04” EAST, 663.09 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM:

A PORTION OF THE SOUTH HALF (S ½) OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHWEST QUARTER (NW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 35, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF THE SOUTH HALF (S ½) OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHWEST QUARTER (NW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 35; THENCE NORTH 00 33’55” WEST, 330.09 FEET TO THE NORTHWEST CORNER OF THE SOUTH HALF (S ½) OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHWEST QUARTER (NW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 35; THENCE SOUTH 89°21’56” EAST, 663.21 FEET TO THE NORTHEAST CORNER OF THE SOUTH HALF (S ½) OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHWEST QUARTER (NW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 35; THENCE SOUTH 00°32’39” EAST, 330.06 FEET TO THE SOUTHEAST CORNER OF THE SOUTH HALF (S ½) OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHWEST QUARTER (NW ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 35; THENCE NORTH 41°41’09” WEST, 316.13 FEET; THENCE SOUTH 48°18’51” WEST, 153.68 FEET TO THE BEGINNING OF A 500 FOOT RADIUS CURVE, CONCAVE NORTHWESTERLY; THENCE ALONG SAID CURVE TO THE RIGHT, 369.29 FEET THROUGH A CENTRAL ANGLE OF 42°19’05” TO THE POINT OF BEGINNING.

A-2

EXHIBIT B

DESCRIPTION OF MEZZANINE LOAN DOCUMENTS

1.                                       Senior Mezzanine Loan Agreement and Junior Mezzanine Loan Agreement, each dated December 31, 2008 (the “Effective Date”), between Subordinate Lender and Mezzanine Borrower, relating to the Mezzanine Loan.

2.                                       Senior Mezzanine Promissory Note and Junior Mezzanine Promissory Note, each dated as of the Effective Date in the aggregate principal amount of the Mezzanine Loan, executed by Mezzanine Borrower payable to the order of Subordinate Lender.

3.                                       Senior Mezzanine Deed of Trust, Assignment of Rents, Security Agreement, Fixture Filing and Financing Statement and Junior Mezzanine Deed of Trust, Assignment of Rents, Security Agreement, Fixture Filing and Financing Statement, each dated as of the Effective Date and executed by Borrower in favor of the Trustee named therein for the benefit of Subordinate Lender.

4.                                       Mezzanine Guaranty, dated as of the Effective Date and executed by Guarantors in favor of Subordinate Lender.

5.                                       Mezzanine Environmental Indemnity Agreement, dated as of the Effective Date and executed by Mezzanine Borrower in favor of Subordinate Lender.

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EXHIBIT C

DESCRIPTION OF SENIOR LOAN DOCUMENTS

Senior Construction Loan Documents.

1.                                       Construction Loan Agreement dated as of the Effective Date between Administrative Agent, Senior Construction Lenders and Borrower.

2.                                       One or more Deed of Trust Notes issued by Borrower to and for the benefit of the Senior Construction Lenders, in the aggregate principal amount of the Senior Construction Loan.

3.                                       Deed of Trust, Assignment of Rents and Leases, Security Agreement, Financing Statement and Fixture Filing dated as of the Effective Date, executed by Borrower in favor of the Trustee named therein to Administrative Agent, for the benefit of Senior Construction Lenders.

4.                                       Limited Recourse Guaranty Agreements, each dated as of the Effective Date, executed by Guarantors to and for the benefit of Administrative Agent, on behalf of the Senior Construction Lenders.

5.                                       Environmental Indemnity Agreement dated as of the Effective Date, executed by Borrower and Guarantor to and for the benefit of Administrative Agent, on behalf of the Senior Construction Lenders.

6.                                       Notice of Final Agreement dated as of the Effective Date, executed by Borrower and Guarantors in favor of Administrative Agent, on behalf of the Senior Construction Lenders.

7.                                       UCC-1 Financing Statements covering Borrower in favor of Administrative Agent, on behalf of the Senior Construction Lenders.

8.                                       Any Master Agreement now or hereafter executed by Borrower and Swap Bank and any and all amendments thereto and Swap Transactions executed thereunder.

Senior Land Loan Documents.

1.                                       Term Loan Agreement dated as of the Effective Date between Land Loan Lender and Land Loan Borrower.

2.                                       Deed of Trust Note issued by Land Loan Borrower to and for the benefit of Land Loan Lender, in the aggregate principal amount of the Land Loan.

3.                                       Deed of Trust, Assignment of Rents and Leases, Security Agreement, Financing Statement and Fixture Filing dated as of the Effective Date, executed by Borrower in favor of the Trustee named therein for the benefit of Land Loan Lender.

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4.                                       Limited Recourse Guaranty Agreements, each dated as of the Effective Date, executed by Guarantors to and for the benefit of Land Loan Lender.

5.                                       Environmental Indemnity Agreement dated as of the Effective Date, executed by Land Loan Borrower and Guarantor to and for the benefit of Land Loan Lender.

6.                                       Notice of Final Agreement dated as of the Effective Date, executed by Land Borrower and Guarantors and Land Loan Lender.

7.                                       UCC-1 Financing Statements covering Land Loan Borrower in favor of Land Loan Lender.

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